Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

FOR IMMEDIATE RELEASE

Investor Contact: Tiffany Kanaga, 302-897-0668, tiffany.kanaga@elancoah.com

Media Contact: Colleen Parr Dekker, 317-989-7011, colleen.dekker@elancoah.com

Elanco Closes Acquisition of Kindred Biosciences

Differentiated, Disruptive Portfolio Positions Elanco for Next Era of Pet Health Growth

GREENFIELD, Ind. (August 30, 2021) – Elanco Animal Health Incorporated (NYSE: ELAN) today announced it has closed the acquisition of Kindred Biosciences. The transaction advances Elanco’s access to the fast-growing $1+ billion dermatology market, complementing the company’s existing pipeline and increasing R&D capability in biologics and monoclonal antibodies.

The acquisition brings three potential dermatology blockbusters expected to launch through 2025, as well as additional R&D programs for other chronic disorders and unmet needs. The transaction also builds on the existing relationship between Elanco and KindredBio, including the prior licensing of the global commercial rights of KindredBio’s late-stage treatment for canine parvovirus. In June, KindredBio announced positive results from a pivotal efficacy study for that treatment showing 100% survival in the treated group versus 43% in the placebo, with licensure expected in 2022.

Elanco anticipates the KindredBio acquisition will add approximately $100 million to its innovation revenue expectation, bringing the total to $600 million to $700 million by 2025, with significant opportunity beyond the period. The accretive revenue is expected to unlock upside to Elanco’s long-term growth algorithm, with the potential to add a full percentage point of consistent annual revenue growth, starting in 2024, and expand the company’s gross margin over time.

“The addition of KindredBio strengthens and accelerates Elanco’s Innovation, Portfolio and Productivity (IPP) strategy, and positions Elanco to deliver solutions for veterinarians and pet owners in areas of unmet or under-served medical needs,” said Jeff Simmons, Elanco president and CEO. “The combination further shifts our mix into the attractive pet health sector with up to four launches from our combined pipeline by 2025 in the rapidly expanding dermatology category, which is expected to fuel continued growth and create sustainable long-term value for shareholders.”

Transaction Details

Elanco acquired all outstanding stock of Kindred Biosciences at a price of $9.25 per share, or approximately $444 million. Elanco utilized its revolving credit facility and cash on hand to finance the acquisition, after having refinanced the company's $500 million of Senior Notes due August 27, 2021. Elanco's year-end net leverage target remains approximately 5.5x, with a goal of below 3x at the end of the first quarter of 2024.

Goldman Sachs acted as financial advisors to Elanco and Covington & Burling LLP was legal counsel. Barclays acted as financial advisor to KindredBio and Morrison & Foerster LLP was legal counsel.

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability Pledges –all to advance the health of animals, people, and the planet. Learn more at elanco.com.

Forward Looking Statement

Statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on our current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding future financial and operating results, benefits and synergies of the acquisition of KindredBio, future opportunities for the combined businesses and any other statements regarding events or developments that Elanco believes or anticipates will or may occur in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include risks and uncertainties that may affect future results of the combined company, including the risks described in the section entitled “Risk Factors” in Elanco’s and KindredBio’s Annual Reports on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021. All forward-looking statements are qualified in their entirety by this cautionary statement and Elanco does not undertake any obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

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